UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

NEWPARK RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-2960	72-1123385
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2700 Research Forest Drive, Suite 100
The Woodlands, TX	77381
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (281) 362-6800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan

On April 10, 2014, the Board of Directors, subject to stockholder approval, approved the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan (the “2014 Director Plan”). The 2014 Director Plan was also approved by the stockholders of the Company on May 22, 2014. The following is a summary of the principal features of the 2014 Director Plan, which is qualified in its entirety by reference to the complete text of the 2014 Director Plan. A copy of the 2014 Director Plan is filed as Exhibit 4.7 to the Company’s Registration Statement on Form S-8 filed on May 22, 2014 (SEC File No. 333-196164).

Principal Features of the 2014 Director Plan

Administration

The 2014 Director Plan will be administered by the Company’s Board of Directors or a duly authorized committee of the Board of Directors. The Board of Directors or its committee has complete authority, subject to the express provisions of the 2014 Director Plan: to approve awards of restricted shares to non-employee directors; to determine the number of restricted shares to be granted; to determine the time or times which restricted shares will be granted and become vested; to remove or adjust any restrictions and conditions upon the awards; to specify, at the time of grant, provisions relating to the vesting of restricted shares and to accelerate or otherwise modify the vesting of restricted shares; to interpret the 2014 Director Plan and any instrument or agreement related thereto; and to adopt such rules and regulations and to make all other determinations that it deems necessary or desirable for the administration of the 2014 Director Plan. Unless otherwise expressly provided, all designations, determinations, interpretations, and other decisions under or with respect to the 2014 Director Plan or any restricted shares shall be within the sole discretion of the Board of Directors or its committee, may be made at any time and shall be final, conclusive, and binding upon all persons.

Eligibility

Each member of the Board of Directors who is not an employee or executive officer of the Company or any of its subsidiaries will be eligible to receive shares under the 2014 Director Plan.

Grants

Each non-employee director will receive restricted shares based on a pre-determined dollar amount on the date of each annual meeting of stockholders at which such non-employee director is elected commencing with the 2014 Annual Meeting of Stockholders. If following the annual meeting of stockholders in 2014, no annual meeting of stockholders (or stockholder action in lieu thereof by which the Board of Directors is elected) occurs in any calendar year, and the non-employee director continues in office as a non-employee director at the end of such calendar year, then the non-employee director automatically shall be granted, on the last business day of such calendar year, restricted shares based on a pre-determined dollar amount subject to the terms and conditions of the 2014 Director Plan. However, a non-employee director shall not receive a grant of restricted shares pursuant to the 2014 Director Plan if he or she received a grant upon his or her initial election as a director within six months before the date on which that non-employee director would have otherwise become entitled to receive an automatic grant thereafter. The pre-determined dollar amount for determining the numbers of restricted shares granted is subject to change by the Board of Directors or its committee but is initially set at $150,000 for each non-employee director, except for the Chairman of the Board who will receive an annual grant of restricted shares equal to $170,000. Any non-employee director who is appointed or elected after the 2014 Annual Meeting of Stockholders will be automatically granted an amount of restricted shares equal to the pre-determined dollar amount of $150,000 (or $170,000 if such non-employee director is elected as Chairman of the Board), subject to change by the Board of Directors or its committee.

In addition to the automatic grants of restricted shares describe above, the Board of Directors or its committee has authority, subject to the express provisions of the 2014 Director Plan, to award restricted shares to one or more non-employee directors and to determine the number and vesting of such restricted shares.

Shares Subject to the 2014 Director Plan

Subject to adjustment upon a stock split, stock dividend, similar recapitalization event or other capital adjustment, the maximum number of shares of common stock issuable under the 2014 Director Plan is 1,000,000. If the shares subject to an award are forfeited or the award terminates without delivery of the shares, the shares not received under that award are available for future grants. No non-employee director may be granted during any calendar year restricted shares having an aggregate fair market value, determined on the date of grant for the applicable award, in excess of $500,000.

Price Paid for Restricted Shares

Each award of restricted shares made to a non-employee director under the 2014 Director Plan will be granted for no consideration other than the provision of services (or a minimum payment if required under applicable law) or for other consideration as the Board of Directors or the committee may determine.

Vesting of Restricted Shares

Each restricted share granted to a non-employee director vests in full on the earlier of (i) the day prior to the annual meeting of stockholders next following the date of grant or (ii) the one-year anniversary of its date of grant; provided the non-employee director continues to serve as a director through such applicable date.

Voting of Restricted Shares

All voting rights appurtenant to the restricted shares will be exercisable by the non-employee director, unless provided otherwise in the applicable award agreement.

Dividends on Restricted Shares

Unless otherwise set forth in the applicable award agreement, a non-employee director holding restricted shares will be entitled to receive cash distributions and stock dividends on such restricted shares at the same time such amounts are paid to stockholders generally. To the extent such amounts are to be withheld until the time of vesting of the related restricted shares, such amounts will be paid or forfeited at the same time any related restricted shares vest or are forfeited, as applicable.

Termination of Restrictions Relating to Restricted Shares

Unless otherwise determined by the Board of Directors or its committee, in its sole discretion, upon the voluntary termination of the directorship of a non-employee director who has served as a director for at least 60 consecutive months, the transfer and forfeiture restrictions shall terminate with respect to restricted shares held by that non-employee director, and the non-employee director may retain all restricted shares held by him or her, subject to any agreement with the Company governing the transfer of the restricted shares.

Restrictions on Transfer

If a restricted share has not vested, the non-employee director cannot sell, assign, exchange, transfer, pledge, hypothecate or otherwise dispose of that share and any interest therein during the applicable restriction period. Neither the right to receive restricted shares nor any interest under the 2014 Director Plan may be assigned by a non-employee director.

Appointment of Certain Officers

On May 22, 2014, Douglas L. White, age 45, was appointed to serve as the principal accounting officer of the Company. Mr. White joined the Company in April 2014 as its Corporate Controller. Prior to joining the Company he served as Director of Financial Reporting for Cooper Industries from February 2008 – January 2014 where he was responsible for corporate accounting and external reporting. Earlier in his career, Mr. White also served as Vice President and Corporate Controller of MMI Products, Inc. and in various roles at Ernst & Young LLP, including as Audit Senior Manager. Mr. White is a Certified Public Accountant and holds a B.B.A. from Sam Houston State University.

Mr. White does not have any material relationship with any director or executive officer of the Company, the Company or its affiliates and has no family relationships with any directors or officers of the Company. There are no arrangements or understandings between Mr. White and any other person pursuant to which he was appointed as an officer of the Company.

Item 5.07     Submission of Matters to a Vote of Security Holders.

On May 22, 2014, the following proposals were submitted to the stockholders of the Company at the Company’s 2014 Annual Meeting of Stockholders.

1.	The election of seven directors to the Board of Directors;
2.	An advisory vote on named executive officer compensation;
3.	Approval of the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan; and

4.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2014.

The proposals are more fully described in the Company’s Proxy Statement. The following are the final vote results along with a brief description of each proposal.

Proposal 1: Election of Directors: the stockholders of the Company elected each of the following director nominees for a term that will continue until the 2015 Annual Meeting of Stockholders.

Director	Votes For	Withheld	Broker Non-Votes
David C. Anderson	71,793,127	437,104	8,646,859
Anthony J. Best	71,705,388	524,843	8,646,859
G. Stephen Finley	71,798,130	432,101	8,646,859
Paul L. Howes	71,850,089	380,142	8,646,859
Roderick A. Larson	71,705,375	524,856	8,646,859
James W. McFarland, PhD	71,795,877	434,354	8,646,859
Gary L. Warren	70,699,206	1,531,025	8,646,859

Proposal 2: An advisory vote on named executive officer compensation: the stockholders of the Company approved, on a non-binding advisory basis, the compensation of the named executive officers as described in the Company’s Proxy Statement.

For	Against	Abstain	Broker Non-Votes
71,799,746	320,082	110,403	8,646,859

Proposal 3: Approval of an amendment to the 2014 Non-Employee Directors’ Restricted Stock Plan.

For	Against	Abstain	Broker Non-Votes
57,888,584	12,275,843	2,065,804	8,646,859

Proposal 4: Ratification of the Appointment of Independent Registered Public Accounting Firm: the stockholders of the Company ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year 2014.

For	Against	Abstain	Broker Non-Votes
80,846,864	23,710	6,516

Item 7.01	Regulation FD Disclosure.

On May 22, 2014, the Board of Directors elected, effective immediately, David C. Anderson as the Company’s Chairman of the Board. Mr. Anderson succeeds Jerry W. Box, who has served as non-executive Chairman of the Board since June 2007. Mr. Anderson is an independent director as that term is defined in the listing standards of the New York Stock Exchange. Because our current Board structure separates the role of Chairman of the Board and Chief Executive Officer, the Board does not believe it is necessary to appoint a Lead Independent Director.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

4.1

Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan, incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 filed on May 22, 2014 (SEC File No. 333-196164).

4.2

Form of Restricted Stock Agreement under the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan, incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-8 filed on May 22, 2014 (SEC File No. 333-196164).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.

Dated: May 29, 2014	By:	/s/ Mark J. Airola
Mark J. Airola Senior Vice President, General Counsel,
Chief Financial Officer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1

Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan, incorporated by reference to Exhibit 4.7 to the Company’s Registration Statement on Form S-8 filed on May 22, 2014 (SEC File No. 333-196164).

4.2

Form of Restricted Stock Agreement under the Newpark Resources, Inc. 2014 Non-Employee Directors’ Restricted Stock Plan, incorporated by reference to Exhibit 4.8 to the Company’s Registration Statement on Form S-8 filed on May 22, 2014 (SEC File No. 333-196164).